Exhibit 99.1



SECOND AMENDMENT OF LEASE AGREEMENT


		THIS SECOND AMENDMENT OF LEASE AGREEMENT made and entered into this 4th day of May 2005, by and between SHAHEEN &
CO., INC. (hereafter referred to as "Landlord"), and THE STEPHAN
CO. (hereinafter referred to as "Stephan" or "Tenant").

WITNESSETH:

		WHEREAS, on March 18, 1998, Landlord and Tenant entered into a Lease Agreement covering the property described as being in lots 11B and 12 in 74 Eastgate Subdivision, consisting of approximately 93,163 square feet of office-warehouse space (the "Premises") in a 110,663 square foot building located at 80 Eastgate Drive, Danville, Vermillion County, Illinois 61832 (hereinafter "Building"); and

		WHEREAS, on July 18, 2000, said Lease Agreement was amended by a Lease Amendment (the "First Amendment") extending the Term of the Lease through June 30, 2005; and

		WHEREAS, the parties desire to amend further the Lease Agreement in the manner set forth herein; and

		WHEREAS, on December 21, 2004, Stephan's Board of
Directors authorized Stephan's Officers to execute and deliver a lease renewal containing substantially the same terms contained herein.

		NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties do hereby agree as follows:

1.	Except to the extent modified or amended by the terms of
this Second Amendment to Lease Agreement, the terms and conditions of the Lease Agreement, as previously amended by the First Amendment, are hereby ratified and affirmed.

2.	Tenant shall pay all rentals due under this Lease directly
to Landlord at 3625 Cumberland Boulevard, Suite 250, Atlanta,
Georgia 30339-3391.

3.	The rental rate provided for in the Standard Commercial
Warehouse Lease dated March 18, 1998 and amended in the Lease Amendment dated July 18, 2000 (including adjustments to the Base
Rent) shall remain in effect through the period ending June 30, 2005.

4.	The term of the Lease shall be amended to extend the Term
beyond the period ending June 30, 2005 for an additional firm ten (10) year period beginning July 1, 2005 and ending June 30, 2015.

5.	Landlord and Tenant hereby agree that the Base Rent for the
extended period beginning July 1, 2005 shall be THREE HUNDRED
TWO THOUSAND SEVEN HUNDRED SEVENTY-NINE DOLLARS AND SEVENTY-FIVE CENTS ($302,779.75 or $3.25/SF) per year or TWENTY-FIVE THOUSAND TWO HUNDRED THIRTY-ONE DOLLARS AND SIXTY-FIVE CENTS ($25,231.65) per month. The Base Rent shall be adjusted annually as specified in Section 5 of the Lease.

6.	Tenant shall have a one-time option to renew the Term of
the Lease for one (1) successive five-year (5) term beginning July 1, 2015 and ending June 30, 2020. The Base Rent during this renewed term shall continue at the same rate as set forth above in Paragraph 5 of this Second Amendment of Lease Agreement, with adjustments for inflation by increasing the Base Rent each year by the same percentage, if any, which the Consumer Price Index ("CPI") shall have increased, as defined in
Section 5.4 of the Lease Agreement. This option shall automatically go into effect and the Lease continue under the same terms and conditions unless Tenant provides Landlord with written notice of its intent not to exercise said option no later than three (3) months prior to the expiration of the Lease Term, as amended above in Paragraphs 3 & 4 of this Second Amendment of Lease Agreement (i.e., on or before March 31,
2015).

7.	Notwithstanding anything contained in the Lease Agreement
or the First Amendment to the contrary, it is the express intention of the parties to amend this Lease to be a net lease to Landlord with Tenant responsible for any expense occurring on or after February 11, 2004 and arising from or related to the Premises.

8.	Tenant shall have the right and option, exercisable in its
discretion at anytime during the term of the Lease Agreement, as amended, to purchase the Building for the then fair market value of the Building, by providing Landlord with written notice of its intent to exercise said option at least six (6) months prior to the proposed closing date of the purchase by Tenant. Should Tenant exercise said option, Landlord and Tenant shall agree on a certified appraiser possessing, at a minimum, a designation of M.A.I., to appraise the value of the Building. The value the appraiser determines shall be the purchase price; provided, however, in the event that during the twelve (12) months prior to such proposed closing date, Landlord receives from a third party a bona fide offer to purchase the Building, the price, terms and conditions for which are acceptable to Landlord, then the purchase price set forth in such third party offer shall be the fair market value of the Building for purposes of this Lease Agreement. Tenant shall receive a copy of the third party's offer and shall have thirty (30) business days following
Tenant's receipt of the copy of said offer during which to exercise a right to match said offer, on the same terms and conditions as those of said offer, and purchase the Building. Tenant shall exercise said right by notifying Landlord in writing within the thirty (30) day period that it shall match the offer and purchase the Building. Tenant's failure to notify Landlord of its intent within such thirty (30) day period shall be deemed at Tenant's refusal to match the offer to purchase the Building. The options granted in this Paragraph 8 of this Second Amendment to Lease Agreement hereby replace the pervious sales options granted in Paragraph 3 of the First Amendment.

THIS SECOND AMENDMENT OF LEASE AGREEMENT shall be effective as of the date first above written.

		IN WITNESS WHEREOF, the parties hereto have set their hands, together with their seals adopted for purposes hereof, effective as of the date first above written.

LANDLORD:
SHAHEEN & CO., INC., a Georgia corporation


     /s/ Shouky Shaheen
By:____________________________

_________________________________
WITNESS		(Signature)
(Title)

Sworn to and subscribed before me
this 4th day of May, 2005


____________________________                   "Corporate Seal"
NOTARY PUBLIC



TENANT:

THE STEPHAN CO., a Florida corporation


     /s/ Frank F. Ferola
By:____________________________

_______________________________
WITNESS 		(Signature)
(Title)


Sworn to and subscribed before me
this 4th day of May, 2005


____________________________                   "Corporate Seal"
NOTARY PUBLIC